Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Golden Phoenix Minerals, Inc.
Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-175334) on Form S-1 and Registration Statements (No.’s 333-152332, 333-153912 and 333-138860) on Form S-8 of Golden Phoenix Minerals, Inc. of our report dated April 15, 2013, relating to our audit of the consolidated financial statements, included in the Annual Report on Form 10-K of Golden Phoenix Minerals, Inc. for the years ended December 31, 2012 and 2011.

HJ & Associates, LLC
Salt Lake City, Utah
April 15, 2013